UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2015

SPENDSMART NETWORKS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-27145	33-0756798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

805 Aerovista Place, Suite 205 San Luis Obispo, CA	93401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 541-8398

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Effective October 1, 2015, the Company entered into a strategic consulting agreement with Siskey Capital, LLC. Siskey Capital has over twenty years of seasoned executive level management, brand positioning, technology architecture and venture capital expertise. Siskey Capital, LLC will provide strategic guidance in the overall operations of the company including without limitation product development, engineering, sales, personnel and business development. The retention is for nine months. In connection with the retention the Company agreed to grant Siskey Capital (1) 750,000 shares of the Company’s restricted common stock, 375,000 of which shall be issued immediately and the remaining 375,000 after completion of the first phase of the consulting project, and (2) 750,000 options to purchase shares of the Company’s restricted common stock with an exercise price of $0.75 to be paid quarterly and subject to the completion of certain goals. Siskey Capital will also receive a monthly per diem of $9,800.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 1, 2015, Joseph Proto resigned his position as Chairman of the Board of Directors of the Company. Mr. Proto will remain a member of the Board of Directors and a member of the Company’s Compensation Committee. The Board expressed its appreciation for Mr. Proto’s service as the Chairman and looks forward to his continued service to the Company.

Effective October 1, 2015, Jerold Rubinstein, currently a member of the Board of Directors, has been appointed Chairman of the Board. Mr. Rubinstein has served as a member of the Board of Directors and the Chairman of the Company’s Audit Committee since October 1, 2013. Mr. Rubinstein is also the chairman of the Audit Committee of CKE Restaurants, the parent company of Carl’s Jr. Restaurants and Hardees Restaurants. Mr. Rubinstein also serves as the non-executive chairman of US Global investors Inc., a mutual fund advisory company. Mr. Rubinstein has started and sold many companies over the years, including Bel Air Savings and Loan and DMX, a cable and satellite music distribution company. Mr. Rubinstein purchased United Artists Records from Transamerica Corporation and subsequently sold the company to EMI. Mr. Rubinstein also started and sold XTRA Music Ltd., a satellite and cable music distribution company in Europe. Most recently Mr. Rubinstein consults with and serves on 3 early stage development companies. Mr. Rubinstein is both a CPA and attorney.

In connection with Mr. Rubinstein’s appointment to the Board, the Company agreed to grant Mr. Rubinstein a stock option to purchase up to 1,358,696 shares of common stock at an exercise price of $0.46 per share and having a term of 5 years.

There are no other arrangements or understandings between Mr. Rubinstein and any other person pursuant to which Mr. Rubinstein was appointed as a director of the Company. Mr. Rubinstein has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release on October 1, 2015 announcing the changes to its Board as disclosed in this Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press release dated October 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPENDSMART NETWORKS, INC.
/s/ Alex Minicucci
Dated: October 1, 2015	By:	Alex Minicucci
Chief Executive Officer